UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	October 5, 2006
Vitran Corporation Inc.

(Exact name of registrant as specified in its charter)

ONTARIO, CANADA	000-26256	Not applicable

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

185 The West Mall, Suite 701, Toronto, Ontario, Canada	M9C 5L5

(Address of principal executive offices)	(Zip code)

(Registrant’s telephone number, including area code)	416-596-7664
Not Applicable

Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement
(a)	On September 20, 2006 the Registrant amended its credit agreement, subject to the completion of the transaction in Item 1.01(b), with The Bank of Nova Scotia, Laurentian Bank of Canada and JPMorgan Chase Bank, attached hereto as Exhibit 10.5, and such amendment is incorporated in its entirety by reference herein.
(b)	On October 2, 2006, Vitran, through it wholly-owned subsidiary Vitran Corporation, acquired all of the common shares of PJAX Freight System, a Pittsburgh, based less-than-truckload freight carrier, for total consideration of approximately $132 million, which consisted of $80.3 million in cash, $26.5 million of assumed debt, $13.2 million in Vitran stock and holdbacks totaling $12 million.
The foregoing is qualified by reference to Exhibits 2.2 and 10.6 to this current report on Form 8-K, which are incorporated herein by reference.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

VITRAN CORPORATION INC.
	By:	/s/ Sean P. Washchuk
		Name:	Sean P. Washchuk
Date: October 5, 2006		Title:	Vice President Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description of Exhibit
2.2	Plan of Acquisition, Reorganization, Arrangement, Liquidation or Succession — dated October 2, 2006

10.5	Material Definitive Agreement — dated September 20, 2006 Third Amended and Restated Credit Agreement

10.6	Share Purchase Agreement — dated October 2, 2006